UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2014
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RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)
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California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 30, 2014 RiceBran Technologies' Irgovel plant in Pelotas, Brazil experienced a structural breakdown inside the ash house attached to the boiler system.  As a result, the steam necessary to operate the plant is unavailable and the plant has been temporarily shut down.  While preliminary estimates are that the plant will be shut down for at least one week, a full assessment of the damage has not yet been completed.  The actual time needed to make repairs may require the plant to remain closed for a longer period of time.

Management, with the assistance of external consultants, is working diligently to complete that full assessment as soon as possible.  However, the immediate impact on production levels related to this event, in combination with difficulties previously disclosed related to raw rice bran availability in Brazil and raw rice bran availability and cost in the US resulting from the California drought, have resulted in the Company's determination to withdraw its financial results guidance for 2014.

The Company is focused on bringing the Irgovel plant back to full production as soon as possible and will provide additional information as the results of the current assessment become known.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: September 2, 2014	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)